UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

ENERGY 11, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-55615	46-3070515
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Energy 11, L.P. (the "Partnership") is filing this report in accordance with Item 8.01 of Form 8-K.

Item 8.01 – Other Events

Limited Partner Distributions

In December 2025, the Board of Directors of Energy 11 GP, LLC, the general partner ("General Partner") of the Partnership, approved a cash distribution schedule ("Distribution Schedule") to holders of Partnership common units for the year ending December 31, 2026. In accordance with the Distribution Schedule, the Partnership has declared and paid distributions for the months of January 2026 through April 2026 totaling $0.46 per outstanding common unit, or approximately $8.7 million.

In May 2026, the Partnership declared a monthly cash distribution to holders of Partnership common units of $0.12 per outstanding common unit for the month of May 2026. This May distribution is scheduled to be paid on June 3, 2026 to common unit holders on record as of May 31, 2026. Further, the Partnership is scheduled to declare a monthly cash distribution to holders of Partnership common units of $0.12 per outstanding common unit for the month of June 2026.

In addition to the scheduled June 2026 distribution, the General Partner has approved a special distribution of $0.12 per common unit to holders of Partnership common units that will reduce the accumulated unpaid distribution total. This special distribution, along with the scheduled June 2026 distribution, is scheduled to be paid on July 6, 2026 to common unit holders on record as of June 30, 2026. Together, the total distributions to be paid on July 6, 2026 amount to $0.24 per common unit, or approximately $4.6 million.

Several factors contributed to the General Partner declaring the special distribution, which include: (a) the Partnership having no outstanding debt; (b) no immediate plans from its primary operator to drill new wells on Partnership acreage for the remainder of 2026; and (c) cash flow generated from operations at elevated market prices. The General Partner will continue to monitor monthly Partnership distributions in conjunction with the Partnership’s projected cash requirements for operations, capital expenditures for new wells and debt service, if any.

The Partnership accumulates unpaid distributions based on an annualized return of seven percent (7%), and all accumulated unpaid distributions are required to be paid before final Payout occurs, as defined in our Prospectus. After the special distribution described above, the accumulated unpaid distributions total is $2.083789 per common unit, or approximately $39.5 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 21, 2026

ENERGY 11, L.P.

		By:	/s/ David S. McKenney
David S. McKenney
Chief Financial Officer of Energy 11 GP, LLC